[Letterhead of Estudio Luis Echecopar Garcia]





Lima, June 10, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

         We have acted as legal counsel to the Ministry of Economy and Finance of the Republic of Peru (the "Republic") in connection with the Republic's offering pursuant to a registration statement on Schedule B (No. 333-110394) of U.S. $500,000,000 aggregate principal amount of 8.750% U.S. dollar-denominated Global Bonds due 2033 (the "Bonds"). The Bonds are issued under a Fiscal Agency Agreement, dated as of February 6, 2003, as amended by Amendment No. 1 thereto, dated as of November 21, 2003, (the "Fiscal Agency Agreement") between the Republic and JP Morgan Chase Bank, as Fiscal Agent, Principal Paying Agent and Registrar. Such registration statement, as amended when it became effective, including the information deemed to be a part thereof pursuant to Rule 430A under the Securities Act of 1933, as amended, is herein called the "Registration Statement," and the prospectus included in the Registration Statement, as supplemented by the prospectus supplement, dated November 14, 2003, is herein called the "Prospectus."

         In arriving at the opinion expressed below, we have reviewed the following documents:

         i)       the Registration Statement, as amended as of the date hereof;

         ii)      the Prospectus;

         iii)     a copy of the executed Fiscal Agency Agreement;

         iv)      a copy of the executed global Bond;

         v) all relevant provisions of the Constitution of the Republic and the following laws and orders of the Republic (copies and translations of which have been filed as part of Exhibit F to the Registration Statement):

                  1. the Political Constitution of the Republic of Peru of 1993, in particular Article 75 thereof; and

                  2. the Annual Indebtedness Law of the Public Sector for the Fiscal Year 2003, Law No. 27881 as amended by Law No. 28045.

         vi) the following additional acts of the Republic under which the issuance of the Bonds has been authorized (translations of which are attached as exhibits hereto):

                  1. Supreme Decree No. 165-2003-EF of the President of the Republic, dated November 13, 2003;

                  2. Ministerial Resolution No. 648-2003-EF/75 of the Ministry of Economy and Finance of the Republic, dated November 11, 2003;

                  3. Ministerial Resolution No. 658-2003-EF/75 of the Ministry of Economy and Finance of the Republic, dated November 14, 2003;

                  4. Ministerial Resolution No. 659-2003-EF/75 of the Ministry of Economy and Finance of the Republic, dated November 14, 2003; and

                  5. Ministerial Resolution No. 662-2003-EF/75 of the Ministry of Economy and Finance of the Republic, dated November 14, 2003.

         vii) all such other documents, instruments and rules as I have deemed to be necessary as a basis for the opinion hereinafter expressed.

         It is our opinion that under and with respect to the laws of the Republic, the Bonds have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of Peru in accordance with their terms.

         We hereby consent to the filing of this opinion as an exhibit to the Republic's Post-Effective Amendment No. 2 to the Registration Statement and to the use of the name Estudio Echecopar under the caption "Validity of the Bonds" in the Prospectus. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.


Very truly yours,
ESTUDIO LUIS ECHECOPAR GARCIA


/s/ Marco A. Alarcon Piana
----------------------------
Marco A. Alarcon Piana

                                                                   26831-6496/04



                           EL PERUANO OFFICIAL GAZETTE
                                                                     Page 255054
Lima, Friday, November 14, 2003.

                               ECONOMY AND FINANCE

                  INTERNATIONAL ISSUE OF SOVEREIGN BONDS FOR UP
          TO THE AMOUNT SET BY THE MULTIANNUAL MACROECONOMIC FRAMEWORK
                        FOR 2004 FISCAL YEAR AUTHORIZED

                                 SUPREME DECREE
                                 No. 165-2003-EF

         THE PRESIDENT OF THE REPUBLIC

         WHEREAS:

         Pursuant to Article 17 of Law No. 27881, Public Sector Indebtedness Law for the Fiscal Year 2003, amended by Law No. 28045, the National Government is authorized to agree with or guarantee foreign indebtedness operations for up to an amount equivalent to US$ 2,200,000,000.00 (TWO THOUSAND TWO HUNDRED MILLION AMERICAN DOLLARS ONLY), of which up to US$1,500,000,000.00 (ONE THOUSAND FIVE HUNDRED MILLION AMERICAN DOLLARS ONLY), may be used to support the Balance of Payments in accordance with the provisions set forth in subsection d) of the said Article 17;

         The final paragraph of the above-mentioned article establishes that when the financial conditions are favorable to the Republic, the Ministry for the Economy and Finance may agree to indebtedness operations for amounts in excess of the sum mentioned in subsection d) of the said Article 17, stating that indebtedness operations for amounts above the amount set forth therein may not exceed the indebtedness limit set by the Multiannual Macroeconomic Framework corresponding to the 2004 fiscal year;

         Within the framework of the said authorization, the National Government shall effect one or more issues of sovereign bonds on the international market, for up to the amount set by the Multiannual Macroeconomic Framework for the 2004 fiscal year in support of the balance of payments;
         The foreign indebtedness operation has met the requirements set forth in Article 6 of Law N. 27881, amended by Law No. 28045;

         With regard thereto there has been the favorable opinion of the General Directorate for Public Credit and the Juridical General Advice Office of the Ministry for the Economy and Finance;

         The General Comptroller's Office of the Republic has also informed in advance with regard to the said foreign indebtedness operation in application of letter l) of Article 22 of Law No. 27785, Organic Law for the National Control System and the General Comptroller's Office of the Republic;

         In accordance with the provisions of Legislative Decree No. 5 and Law No. 27881, amended by Law No. 28045; and,

         The favorable vote of the Council of Ministers:

         IT IS HEREBY DECREED:

         Article 1: Authorization and characteristics

         The international issue of sovereign bonds is hereby authorized, in one or more placements, for up to the amount set by the Multiannual Macroeconomic Framework for the 2004 fiscal year, which shall be established through Ministerial Resolutions by the Ministry for the Economy and Finance, for the purposes referred to in the introduction hereof the characteristics of which shall be as follows:

         Issuer                          :  The Republic of Peru

         Financial Advisor and
         Underwriter                     :  J.P. Morgan Securities Inc., or the
                                            institution designated by a
                                            Resolution issued by the Ministry
                                            for the Economy and Finance.

         Co-manager                      :  To be determined.

         Amount of Issue or Issues       :  The amount of each issue shall be
                                            determined by Ministerial
                                            Resolutions from the Ministry for
                                            the Economy and Finance issued
                                            before, during or when the
                                            Bookbuilding process concludes.

         Transactions                    :  Issue of one or more global bond(s)
                                            expressed in US Dollars.

         Issue Mechanism                 :  Through a process called
                                            Bookbuilding, in which Peru shall
                                            establish the spread, coupon, term
                                            and price of the new sovereign bond.

         Currency                        :  US Dollars.

         Format                          :  Global bonds registered with the
                                            (Securities & Exchange Commission -
                                            SEC) of the United States of
                                            America.

         Term / Expiry                   :  To be determined when the
                                            Bookbuilding process is initiated.

         Payment of Coupon               :  Half-yearly with a base of 30/360
                                            days.

         List                            :  Luxembourg Stock Exchange.

         Negotiability                   :  Subject to restrictions of the
                                            jurisdiction in which they are
                                            negotiated.

         Main Payment                    :  On expiry

         Governing Law                   :  Laws of the New York State, United
                                            States of America.

         Article 2: Approval and signing of documents

         The Supplementary Prospectus, contracts and any other instruments deriving therefrom shall be approved by a Resolution issued by the Ministry for the Economy and Finance; the Director General for Public Credit of the Ministry for the Economy and Finance being authorized to sign, on behalf of the Republic of Peru, any documents necessary to implement the provisions set forth in this legal regulation or the Ministerial Resolution which may be relevant;

         Article 3: Debt Service

         The service for the amortization, interest and other expenditure occasioned by the foreign indebtedness operation authorized herein shall be met by the Ministry for the Economy and Finance, charged to the resources which with regard to intersectorial priorities and the aims of the Sector correspond thereto each annual budget for servicing of the public debt.

         Article 4: Countersigning

         This Supreme Decree shall be countersigned by the President of Council of Ministers and the Minister for the Economy and Finance and shall enter into effect on the day of the publication thereof.

         Given at the Government Palace in Lima on the thirteenth day of the month of November of the year two thousand and three.


         ALEJANDRO TOLEDO
         Constitutional President of the Republic

         BEATRIZ MERINO LUCERO
         President of the Council of Ministers

         JAIME QUIJANDRIA SALMON
         Minister for the Economy and Finance

                                                                   24520-6264/03


                                 (Coat of Arms)
                                REPUBLIC OF PERU

                             MINISTERIAL RESOLUTION
                               No. 648-2003-EF/75

         Lima, November 11, 2003

         WHEREAS:

         The Eleventh Supplementary and Temporary Provision of Law No.27881, Public Sector Indebtedness Law for the Fiscal Year 2003, amended by Law No. 28045, establishes that in order to facilitate the contracting of services linked to the processes necessary for effecting issues of external obligations, including the corresponding registration, the Ministry for the Economy and Finance is exempted from the provisions set forth in the Single Ordered Text of the State Acquisitions and Contracting Law approved by Supreme Decree No. 012-2001-PCM and the Regulations therefor, approved by Supreme Decree No.013-2001-PCM, it being authorized to enter into contracts directly;

         It has been programmed to issue obligations by the Republic of Peru for an international capital market;

         The sovereign bonds should be placed on the New York financial market and, for such effect, it is necessary to initiate registration procedures with the Securities and Exchange Commission -SEC-, involving the signing and approval of the appertaining documentation;

         For such effect, it is has been previously found necessary to update the information contained in the so-called "Base Prospectus" or "Principal Prospectus", prepared within the context of the issue of obligations in 2002, approved by Supreme Decrees No. 021-2002-EF, which contained information updated as of September 30, 2002, the update text of which must to be approved;

         Likewise, it is necessary to register the said bonds with the Luxembourg Stock Exchange, which will require the contracting of the service of a listed agent in the city of Luxembourg;

         Kredietbank Luxembourg, besides having broad experience in the process of registering securities on the Luxembourg Stock Exchange provided highly specialized services on behalf of the Republic of Peru in the last three international issues of sovereign bonds, authorized by Supremes Decrees Nos. 021-2003-EF, 182-2002-EF, 007-2003-EF and 027-2003-EF, thus confirming the above-mentioned contract;

         In accordance with the provisions of Legislative Decree No. 560, the Executive Power Law, Legislative Decree No. 183, the Organic Law of the Ministry for the Economy and Finance and the Public Sector Indebtedness Law for the Fiscal Year 2003, Law No. 27881, amended by Law No. 28045;

         IT IS HEREBY RESOLVED:

         Article 1: Delegate to the Director General of Public Credit representation of the Ministry for the Economy and Finance so that he may subscribe all documentations and perform all the necessary acts in order to initiate, carry out and complete the registration of sovereign bonds with the US Securities and Exchange Commission -SEC- and with the Luxembourg Stock Exchange.

         Article 2: Approve the text of the Principal Prospectus of the Republic of Peru updated as of June 30, 2003.

         Article 3: Payments concerning the registration procedures referred to in Article 1 shall be effected pursuant to the budgetary provisions established by the Public Credit Directorate of the Ministry for the Economy and Finance.

         File, notify and publish.

                                                                        (Signed)
                                                         JAIME QUIJANDRIA SALMON
                                            Minister for the Economy and Finance
(Seals)

                                                                   26832-6497/04


                           EL PERUANO OFFICIAL GAZETTE
                                                                     Page 255206
Lima, Saturday, November 15, 2003.



                    Texts of documents necessary to formalize
                      and implement international issue of
                            sovereign bonds approved


                             MINISTERIAL RESOLUTION
                               No. 658-2003-EF/75


         Lima, November 14, 2003

         WHEREAS:

         Pursuant to Supreme Decree No. 165-2003-EF, the international issue has been authorized for sovereign bonds, in one or more tranches, for up to the amount set by the Multiannual Macroeconomic Framework for the 2004 fiscal year in order to support the balance of payments, which shall be established through Ministerial Resolutions by the Ministry for the Economy and Finance;

         Article 2 of the said Supreme Decree ordered that international issue supplementary prospectus for sovereign bonds, contracts and any other instruments deriving therefrom shall be approved by a Resolution issued by the Ministry for the Economy and Finance; the Director General for Public Credit of the Ministry for the Economy and Finance being authorized to sign, on behalf of the Republic of Peru, any documents required to implement the provisions set forth in the said legal regulation or the Ministerial Resolution which may be relevant;

         For the implementation of the upcoming international issue of sovereign bonds, the text of the Underwriting Agreement to be signed between the Republic of Peru and J.P. Morgan Securities Inc., as financial advisor of the Republic and underwriter in the upcoming issue, must be approved;

         It has been deemed appropriate for the interests of the Republic to include in the Fiscal Agency Agreement the provisions denominated "Collective Action Clauses" for which reason it is necessary to approve the text of an addendum to the said contract, as well as the text of the format denominated "Form of Terms and Conditions", which contains the terms and conditions for the bond;

         In accordance with Supreme Decree No. 165-2003-EF;

         IT IS HEREBY RESOLVED:

         Single Article: To approve the text of the Underwriting Agreement to be signed between the Republic of Peru and J.P. Morgan Securities Inc., as well as the text of an addendum to Fiscal Agency Agreement dated February 6, 2003, approved by Ministerial Resolution No. 031-2003-EF/75, denominated "Amendment No. 1 to the Fiscal Agency Agreement" to be signed between the Republic of Peru and J.P. Morgan Chase of New York, and the text of the format denominated "Form of Terms and Conditions" same which constitute the documents necessary to formalize and implement the international issue of bonds referred to in the introduction hereof.

         File and notify.

         JAIME QUIJANDRIA SALMON
         Minister of Energy and Mines
         In charge of the Ministry for the Economy and Finance

         21280

                                                                   26833-6498/04


                           EL PERUANO OFFICIAL GAZETTE
                                                                     Page 255206
Lima, Saturday, November 15, 2003.



                 Text of supplementary prospectus corresponding
                     to the upcoming international issue of
                            sovereign bonds approved


                             MINISTERIAL RESOLUTION
                               No. 659-2003-EF/75


         Lima, November 14, 2003

         WHEREAS:

         Pursuant to Supreme Decree No. 165-2003-EF, the international issue has been authorized for sovereign bonds, in one or more tranches, for up to the amount set by the Multiannual Macroeconomic Framework for the 2004 fiscal year in order to support the balance of payments, which shall be established through Ministerial Resolutions by the Ministry for the Economy and Finance;

         Article 2 of the said Supreme Decree ordered that international issue supplementary prospectus for sovereign bonds, contracts and any other instruments deriving therefrom shall be approved by a Resolution issued by the Ministry for the Economy and Finance; the Director General for Public Credit of the Ministry for the Economy and Finance being authorized to sign, on behalf of the Republic of Peru, any documents required to implement the provisions set forth in the said legal regulation or the Ministerial Resolution which may be relevant;

         For the implementation of the upcoming international issue of sovereign bonds, the text of the supplementary prospectus must be approved;

         In accordance with Supreme Decree No. 165-2003-EF;
         IT IS HEREBY RESOLVED:

         Single Article: To approve the text of the supplementary prospectus corresponding to the upcoming international issue of sovereign bonds mentioned in the introduction hereof.

         File and notify.

         JAIME QUIJANDRIA SALMON
         Minister of Energy and Mines
         In charge of the Ministry for the Economy and Finance

         21281

                                                                   26834-6499/04


                           EL PERUANO OFFICIAL GAZETTE
                                                                     Page 255206
Lima, Saturday, November 15, 2003.


                        Amount of the first placement of
                        sovereign bonds carried out under
                    Supreme Decree No. 165-2003-EF determined


                             MINISTERIAL RESOLUTION
                               No. 662-2003-EF/75


         Lima, November 14, 2003

         WHEREAS:

         Pursuant to Supreme Decree No. 165-2003-EF, the international issue of sovereign bonds has been authorized for up to the amount set by the Multiannual Macroeconomic Framework for the 2004 fiscal year for the support of the balance of payments;

         Article 1 of the said Supreme Decree orders, among other things, that the amount of each placement for the said sovereign bonds shall be determined by a Resolution issued by the Ministry for the Economy and Finance;

         In accordance with Supreme Decree No. 165-2003-EF;

         IT IS HEREBY RESOLVED:

         Single Article: Determine that the amount of the first placement for sovereign bonds carried out under Supreme Decree No. 165-2003-EF shall be US$ 500,000,000.00 (FIVE HUNDRED MILLION AMERICAN DOLLARS ONLY).


         File and notify.


         JAIME QUIJANDRIA SALMON
         Minister of Energy and Mines
         In charge of the Ministry for the Economy and Finance

         21282